SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement

[ ]   Definitive Additional

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HOPFED BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1.   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

       2.   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

       4.   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

       5.   Total fee paid:

            --------------------------------------------------------------------

|_|    Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount previously paid:

       -------------------------------------

2.     Form, Schedule or Registration Statement No.:

       -------------------------------------

3.     Filing Party:

       -------------------------------------

4.     Date Filed:

       -------------------------------------

                              HOPFED BANCORP, INC.
                          2700 FORT CAMPBELL BOULEVARD
                          HOPKINSVILLE, KENTUCKY 42440

                                 April 20, 2000

Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of HopFed Bancorp, Inc. (the "Company") to be held at the main office of Hopkinsville Federal Savings Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 10, 2000 at 3:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

                                                          Sincerely,



                                                          WD Kelley
                                                          Chairman of the Board

                              HOPFED BANCORP, INC.
                          2700 FORT CAMPBELL BOULEVARD
                          HOPKINSVILLE, KENTUCKY 42440
                                 (502) 885-1171

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2000
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of HopFed Bancorp, Inc. (the "Company") will be held at the main office of Hopkinsville Federal Savings Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 10, 2000 at 3:00 p.m., local time.

     The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

     1.   The election of one director of the Company.

     2. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on March 20, 2000, are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             BOYD M. CLARK
                                             SECRETARY

Hopkinsville, Kentucky
April 20, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT
                              HOPFED BANCORP, INC.

                          2700 FORT CAMPBELL BOULEVARD
                          HOPKINSVILLE, KENTUCKY 42440
                                 (502) 885-1171

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 10, 2000

--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HopFed Bancorp, Inc. (the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of Hopkinsville Federal Savings Bank (the "Bank"), 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 10, 2000, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April 20, 2000.

--------------------------------------------------------------------------------
                        VOTING AND REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR PROPOSAL I TO ELECT ONE NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxies will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation and Bylaws. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted ("broker no votes") will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder's proxy.

     The  Company  has  retained  Corporate  Communications,  Inc. to aid in the
solicitation   of  proxies  and  to  verify  certain   records  related  to  the
solicitation of proxies at a fee of $2,250 plus reimbursement of normal expenses.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

     The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, $.01 par value per share ("Common Stock"). Stockholders of record as of the close of business on March 20, 2000 (the "Record Date") are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 3,993,592 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the Record Date, management was not aware of any person who beneficially owned more than 5% of the outstanding shares of Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. As a result of the retirement of Bruce Thomas as an officer and director of the Company effective May 5, 2000, the Board of Directors has reduced the number of directors from eight to seven as of that date. The Board of Directors has nominated Peggy R. Noel to serve for a three-year term or until her successor is elected and qualified. Delaware law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominee. Stockholders are not entitled to cumulate their votes for the election of directors. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

     The following table sets forth for the nominee and for each director, including the named executive officer, such person's name, age, the year such person first became a director and the number of shares and percentage of Common Stock beneficially owned.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE NAMED BELOW AS DIRECTOR OF THE COMPANY.

                                                              PRESENT             SHARES OF
                                            YEAR FIRST         TERM             COMMON STOCK
                                              ELECTED           TO              BENEFICIALLY          PERCENT
       NAME                AGE(1)          DIRECTOR (2)       EXPIRE              OWNED (3)          OF CLASS
       ----                ------          ------------       ------           --------------        --------

                                        BOARD NOMINEE FOR TERM TO EXPIRE IN 2003

Peggy R. Noel                 61              1995            2000               136,106              3.3%

                                             DIRECTORS CONTINUING IN OFFICE

WD Kelley                     79              1972            2001                49,775              1.2%

Clifton H. Cochran            78              1977            2001                54,401(4)           1.4%

Walton G. Ezell               65              1965            2001                54,737(4)           1.4%

Boyd M. Clark                 54              1990            2002                93,812              2.3%

Harry J. Dempsey              42              1999            2002                40,097              1.0%

Gilbert E. Lee                56              1999            2002                34,319              0.9%

                                           DIRECTOR NOT CONTINUING IN OFFICE

Bruce Thomas                  62              1990            2000               143,557              3.5%

All Executive Officers and
  Directors as a Group (8 persons)......................................        606,804(4)           14.1%

-------------------------
(1)  At December 31, 1999.
(2) Includes term of office as director of the Bank prior to the conversion of the Bank to a stock savings bank as a wholly owned subsidiary of the Company on February 6, 1998 (the "Conversion"). Each director of the Company is also a director of the Bank.
(3) At the Record Date. In accordance with Rule 13d-3 under the Exchange Act, a person is considered to "beneficially own" any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the vote of shares, and "investment power" is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named individuals, shares held by their spouses, minor children and trusts over which they have or share voting or investment power, and Employee Stock Ownership Plan ("ESOP") shares allocated to the accounts of Messrs. Thomas and Clark and Ms. Noel. Does not include shares held or beneficially owned by other relatives as to which the named individuals disclaim beneficial ownership. Also includes options to purchase Common Stock which are exercisable within 60 days of the Record Date. See "-- Directors' Compensation -- 1999 Stock Option Plan."
(4) Messrs. Cochran and Ezell serve as trustees of the ESOP trust. As of the Record Date, 167,028 shares held in the ESOP trust had been allocated to the accounts of participating employees. ESOP trustees vote all allocated shares in accordance with the instructions of participating employees. Allocated shares for which no instructions have been received are voted by the trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Board of Directors. As of the Record Date, the ESOP held no unallocated shares. The amount of Common Stock beneficially owned by each individual trustee and by all executive officers and directors as a group does not include shares held by the ESOP trust with respect to which the ESOP trustees have shared voting power in such capacity.

     Listed below is certain information about the principal occupations of the Board nominee and the other directors of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.

     PEGGY R. NOEL. Ms. Noel has served as Executive Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since 1990. She has been an employee of the Bank since 1966. Ms. Noel also serves as Vice President, Chief Financial Officer and Treasurer of the Company.

     WD KELLEY. Prior to his retirement in 1980, Mr. Kelley served as superintendent of Schools for Christian County, Kentucky. Mr. Kelley currently serves as Chairman of the Board of Directors of the Bank, a position he has held since 1995. He also serves as Chairman of the Board of Directors of the Company.

     CLIFTON H. COCHRAN. Prior to his retirement in 1982, Mr. Cochran was in the retail clothing business.

     WALTON G. EZELL. Mr. Ezell is a self-employed farmer engaged in the production of grain in Christian County, Kentucky.

     BOYD M. CLARK. Mr. Clark has served as Senior Vice President --Loan Administrator of the Bank since 1995. Prior to his current position, Mr. Clark served as First Vice President of the Bank. He has been an employee of the Bank since 1973. Mr. Clark also serves as Vice President and Secretary of the Company. Effective May 5, 2000, Mr. Clark will become Acting President of each of the Company and the Bank.

     HARRY J. DEMPSEY. Dr. Dempsey has served as an anesthesiologist with Christian County Anesthesia in Hopkinsville, Kentucky, since 1985.

     GILBERT E. LEE. Mr. Lee is co-owner of Reliable Finance Inc., a consumer finance company.

     BRUCE THOMAS. Mr. Thomas has served as President and Chief Executive Officer of the Bank since 1992. He has been an employee of the Bank since 1962. Mr. Thomas also serves as President and Chief Executive Officer of the Company. Effective May 5, 2000, Mr. Thomas will retire as an officer and director of each of the Company and the Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 13 meetings during the year ended December 31, 1999. The members of the Company's Board of Directors are also members of the Bank's Board of Directors, which held 13 meetings during the year ended December 31, 1999. All incumbent directors attended 75% or more of the total number of Board meetings held during the year ended December 31, 1999 and the total number of meetings held by committees on which such directors served during such period.

     The Board of Directors of the Company serves as a nominating committee for selecting the management nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor has it established any procedures for this purpose. The Board of Directors held one meeting during the year ended December 31, 1999 in its capacity as a nominating committee.

     The Board of Directors' Audit and Finance Committee consists of directors Ezell, Kelley and Cochran. The Audit and Finance Committee met four times during the year ended December 31, 1999. The Audit and Finance Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Bank, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies.

     In the year ended December 31, 1999, there were no standing committees of the Board of Directors of the Company other than the Audit and Finance
Committee. The Board of Directors of the Bank carries out many of its duties through committees.

     The Bank's Executive Committee consists of directors Kelley, Thomas and Ezell and is authorized to take actions it deems necessary or appropriate between regular meetings of the Board. The Executive Committee met eight times during the year ended December 31, 1999.

     The Bank's Personnel and Compensation Committee consists of directors Lee, Cochran and Ezell. The Personnel and Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. All compensation decisions are made by the full Board of Directors. However, directors who are also employees of the Bank abstain from voting and are not present during discussions of the Board on matters relating to their employee compensation. The Personnel and Compensation Committee met three times during the year ended December 31, 1999.

EXECUTIVE COMPENSATION

     Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 1999, 1998 and 1997 to the President and Chief Executive Officer. No other executive officer of the Company earned salary and bonus in the year ended December 31, 1999 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                         -----------------------------------------------------
                                         Annual Compensation                         Awards          Payouts
                                ---------------------------------------  --------------------------- -------
                                                                         Restricted    Securities
Name and                                                 Other Annual      Stock       Underlying    LTIP         All Other
Principal Position       Year      Salary      Bonus   Compensation (1)   Award(s)   Options/SARs(#) Payouts    Compensation
-------------------      ----      ------      -----   ----------------   --------   --------------- -------    ------------

Bruce Thomas             1999   $105,000      $ 1,500        $--         $645,380(2)    96,094(3)     $--          $188,436(4)
   President and Chief   1998   $100,000      $    --        $--         $     --           --        $--          $ 48,467(5)
   Executive Officer of  1997   $ 93,500      $    --        $--         $     --           --        $--          $     --
   the Company and
   the Bank

------------------
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in the year ended December 31, 1999 did not exceed 10% of the executive officer's salary and bonus.
(2) Represents 32,269 shares of restricted Common Stock granted in 1999 pursuant to the Management Recognition Plan ("MRP"), which had the indicated value on the date of grant and a fair market value of $512,270 on December 31, 1999. See "-- Directors' Compensation -- Management Recognition Plan."
(3)  See "-- Directors' Compensation -- 1999 Stock Option Plan."
(4) Represents fair market value on December 31, 1999 of 11,870 shares of Common Stock allocated pursuant to the ESOP in 1999, including 8,147 shares allocated upon termination of the ESOP. See "-- Certain Benefit Plans and Agreements - Employee Stock Ownership Plan."

(5) Represents fair market value on December 31, 1998 of 2,851 shares of Common Stock allocated pursuant to the ESOP in 1998.

DIRECTORS' COMPENSATION

     FEES. The members of the Board of Directors of the Company currently do not receive fees in their capacity as such. The Bank's non-employee directors receive a fee of $550 per meeting attended, plus all non-employee directors receive a retainer of $250 per month. The Chairman of the Board receives a fee of $650 per meeting attended. Non-employee directors of the Bank also receive a fee of $275 per committee meeting attended. During the year ended December 31, 1999, the Bank's non-employee directors' fees totaled $63,200.

     1999 STOCK OPTION PLAN. Pursuant to the 1999 Stock Option Plan (the "Option Plan") which was approved at the 1999 Annual Meeting of Stockholders, directors and employees of the Company and the Bank are eligible to receive options to acquire shares of Common Stock and stock appreciation rights. Upon stockholders' approval, each director of the Company (other than Dr. Dempsey and Mr. Lee who were subsequently elected to the Board of Directors) received an option to acquire shares of Common Stock. As a result of the Company's return of capital distribution of $4.00 per share in December 1999, the exercise price and the number of shares subject to stock options were adjusted pursuant to the Option Plan in a manner dictated under federal tax regulations applicable to the qualification of incentive stock options for continued tax-favored treatment and to preserve favorable accounting treatment under generally accepted accounting principles. As of the Record Date, no stock options granted under the Option Plan had been exercised and no stock appreciation rights had been granted. As of the Record Date, each non-employee director (other than Messrs. Dempsey and Lee) held an option for 24, 023 shares of Common Stock, and each employee director held an option as follows: Mr. Thomas - 96,094 shares, Ms. Noel - 86,485 shares and Mr. Clark - 57,656 shares. The exercise price of all such options is $17.42 per share. As of the Record Date, all options granted under the Option Plan were exercisable, and the fair market value of the Common Stock was $11.125 per share.

     MANAGEMENT RECOGNITION PLAN. Pursuant to the Management Recognition Plan (the "MRP") which was approved at the 1999 Annual Meeting of Stockholders, directors, advisory directors and employees of the Company and the Bank are eligible to receive awards of Common Stock under the MRP. Upon stockholder approval, each non-employee director and advisory director of the Company (other than Dr. Dempsey and Mr. Lee who were subsequently elected to the Board of Directors) received an MRP award of 8,067 shares, and each employee director received an MRP award as follows: Mr. Thomas - 32,269 shares, Ms. Noel - 29,042 shares and Mr. Clark - 19,361 shares. Each MRP became vested with respect to 33
- 1/3% of the awarded shares on each of the date of the award (February 24, 1999) and January 1, 2000 and will become vested with respect to the final 33 -1/3% of the awarded shares on January 1, 2001.

OPTION GRANTS IN FISCAL YEAR 1999

     The following table contains information concerning the grant of stock options under the Option Plan to the named executive officer. No stock appreciation rights have been awarded under the Option Plan.

                                Individual Grants
                      ---------------------------------------------------------------------
                             Number of          Percent of
                             Securities        Total Options                                    Potential Realizable Value at
                             Underlying         Granted to      Exercise or                        Assumed Annual Rates of
                          Options Granted      Employees in      Base Price      Expiration       Stock Price Appreciation
                        (Number of Shares)     Fiscal Year    ($ per Share)(1)      Date             For Option Term(2)
                        ------------------     -----------    ----------------   ------------   -----------------------------
                                                                                                  5%($)              10%($)
                                                                                                ---------         -----------
Bruce Thomas                  96,094              28.6%            $17.42          2/24/09     $1,052,743         $2,667,856

-----------------
(1) The exercise price was based on the fair market value of the Common Stock on the date of grant. See "-- Directors' Compensation -- 1999 Stock Option Plan." As of the Record Date, the fair market value of the Common Stock was $11.125 per share.
(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

YEAR END OPTION VALUES

     The following table sets forth information concerning the value of options held by the named executive officer at the end of fiscal year 1999. No options were exercised by the named executive officer during the fiscal year.

                        Number of Securities             Value of Unexercised
                       Underlying Unexercised          In-the-Money Options at
                     Options at Fiscal Year End         Fiscal Year End ($)(1)
                     --------------------------         ----------------------
                      Exercisable/Unexercisable              Exercisable/
Name                     (Number of Shares)                 Unexercisable
----                     ------------------                 -------------

Bruce Thomas             48,047 / 48,047                      $-- / $--

-------------------
(1) Difference between fair market value of underlying Common Stock ($15.875 per share) and the exercise price ($17.42 per share) at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

CERTAIN BENEFIT PLANS AND AGREEMENTS

     PENSION PLAN. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for the benefit of employees who are 21 years of age and have completed one year of service with the Bank. The benefits are based on years of service and the employee's average final compensation, which is computed using the five consecutive years prior to retirement that yield the highest average. The normal retirement benefit is equal to 1.75% of average final compensation, multiplied by service not in excess of 35 years. The normal retirement date is age 65 and completion of five years of participation in the Pension Plan or age 60 with 30 years of vesting service, if earlier. The Pension Plan also provides for early retirement benefits beginning at age 55 and completion of 10 years of service, and for death benefits.

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Pension Plan based upon the Pension Plan formula for specified average final compensation and specified years of service.

                                        Years of Service
Average Final          ------------------------------------------------
Compensation              15        20        25        30        35
------------           --------  --------  --------  --------  --------

$  20,000 ..........   $ 5,250   $ 7,000   $ 8,750   $10,500   $12,250
   40,000 ..........    10,500    14,000    17,500    21,000    24,500
   60,000 ..........    15,750    21,000    26,250    31,500    36,750
   80,000 ..........    21,000    28,000    35,000    42,000    49,000
  100,000 ..........    26,250    35,000    43,750    52,500    61,250

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $98,000. Also, compensation in excess of $160,000 is not covered under the Pension Plan. "Average Final Compensation" is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1999, Mr. Thomas had 35 years of credited service under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are unaffected by payments expected to be made to employees by Social Security.

     Pursuant to the Pension Plan, employees who terminate employment or who have qualified for normal retirement may elect to receive a lump sum payment of vested Pension Plan benefits. Such a payment to a qualified employee may be for either 100% or 50% of the vested amount, at the employee's discretion. Prior to December

31, 1998, Mr. Thomas satisfied the conditions for normal retirement and elected to receive a lump sum distribution of 50% of his vested benefit.

     EMPLOYMENT AGREEMENTS. The Company and the Bank have entered into separate employment agreements (the "Employment Agreements") with the following officers of the Company and the Bank: Bruce Thomas, President and Chief Executive Officer of the Company and the Bank; Peggy R. Noel, Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President, Chief Financial Officer and Chief Operations Officer of the Bank; and Boyd M. Clark, Vice President and Secretary of the Company and Senior Vice President -- Loan Administration of the Bank (collectively, the "Employees"). The Board of Directors of each of the Company and the Bank believe that the Employment Agreements assure fair treatment of the Employees in their careers with the Company and the Bank by assuring them of some financial security.

     The Employment Agreements became effective upon consummation of the Conversion, each for a term of one year and with an annual base salary equal to the Employee's current base salary. As of the first anniversary date of the commencement of each of the Employment Agreements, the term was extended for two years. The Employment Agreements provide the Employees with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. Each of the Employment Agreements shall terminate upon the Employee's death, may terminate upon the Employee's disability and are terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates any of the Employees without just cause, the Employee will be entitled to a continuation of his or her salary and benefits from the date of termination through the remaining term of the Employment Agreement and, at the Employee's election, either continued participation in benefit plans which the Employee would have been eligible to participate in through the Employment Agreements' expiration date or the cash equivalent thereof. If an Employment Agreement is terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his or her salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his or her estate will be entitled to receive his or her salary through the last day of the calendar month in which the Employee's death occurred. Each of the Employees is able to voluntarily terminate his or her Employment Agreements by providing 60 days' prior written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his or her compensation, vested rights and benefits accrued up to the date of termination.

     In the event of the Employee's involuntary termination of employment other than for "just cause" within 12 months after a change in control of the Company or the Bank which has not been approved in advance by a two-thirds vote of the full Board of Directors of each of the Company and the Bank, the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his or her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. The term "change in control" is defined in the Employment Agreements to mean (i) a change in the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (ii) a change in the ownership or possession of the ability to control the election of a majority of the Bank's or Company's directors, or
(iii) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" within the meaning of Section 13(d) of the Exchange Act. The aggregate payment that would be made to Mr. Thomas assuming his termination of employment under the foregoing circumstances at December 31, 1998 would have been approximately $240,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, the Employee will be reimbursed for his or her legal and other expenses.

     EMPLOYEE STOCK OWNERSHIP PLAN. The Company adopted the ESOP in connection with the Conversion. Employees of the Company and the Bank who had attained age 21 and completed one year of service were eligible to participate in the ESOP which borrowed funds from the Company sufficient to purchase 322,690 shares of Common Stock. The loan was secured by the shares of Common Stock purchased with loan proceeds and earnings therein. Shares purchased with loan proceeds were held in a suspense account for allocation among participants as the loan was repaid. Contributions to the ESOP and shares released from the suspense account were allocated among participants on the basis of their annual wages.

     On December 15, 1999, the Board of Directors of the Company announced that it had approved termination of the ESOP, effective December 31, 1999. The Board of Directors determined that this was in the Company's best interests because of the ESOP's annual maintenance expenses. For the year ended December 31, 1999, the maintenance expenses for the ESOP were approximately $408,000. The Company incurred a one-time ESOP termination expense of approximately $2.5 million. Termination of the ESOP and distribution to participants of its assets are contingent upon receipt of an Internal Revenue Service determination that the ESOP will be tax-qualified upon its termination, as well as compliance with other applicable regulatory requirements.

     Upon termination of the ESOP the following allocations of shares were made to the accounts of the following executive officers and other employees: Bruce Thomas - 8,147 shares; Peggy R. Noel - 7,220 shares; Boyd M. Clark - 6,887 shares; all employees as a group - 92,334 shares. The fair market value of the Common Stock was $15.875 per share on December 31, 1999.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. No loans to directors and officers have terms more favorable than might be otherwise offered to customers.

REPORT OF THE COMPENSATION COMMITTEE

     As members of the Personnel and Compensation Committee (the "Compensation Committee") of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance, the members of the Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Benefit Plan Restructuring. On December 15, 1999, the Board of Directors approved a benefit plan restructuring on the basis of its belief that a reduction of the expenses associated with the Company's Employee Stock Ownership Plan "(ESOP") would improve the Company's profitability and, therefore, the Company's long-term prospects for independence. For the year ended December 31, 1999, the maintenance expenses for the ESOP were approximately $408,000, and the Company's one-time termination expense was approximately $2.5 million. Termination of the ESOP and distribution to participants of its assets are contingent on receipt of an Internal

Revenue  Service  determination  that the ESOP  will be  tax-qualified  upon its
termination,   as  well  as   compliance   with  other   applicable   regulatory
requirements.

     Base Salary. The 1999 salary levels of the Bank's senior officers were established in 1998 consistent with this compensation policy. In its review of base compensation, the Committee determined that the performance of Mr. Thomas in managing the Company and the Bank was satisfactory, based upon the 1998 financial performance of the Bank, including the growth in assets, income, and capitalization during 1998; the financial performance trends for 1997 and the preceding four years, which included growth in assets, net income, and total equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Bank; the Company's planned levels of financial performance for 1999; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Thomas was established at $105,000 per year for 1999, which represented an increase of $5,000 over his 1998 base salary.

     No member of the Compensation Committee is a former or current officer of the Company or the Bank.

                                                     Gilbert E. Lee, Chairman
                                                     Clifton H. Cochran
                                                     Walton G. Ezell

STOCK PERFORMANCE COMPARISONS

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, shows the cumulative total return on the Common Stock of the Company since the Conversion, compared with the NASDAQ Total Return Index, comprised of all U.S. Companies quoted on NASDAQ, and the SNL < $250 Million Thrift Index, comprised of publicly traded thrifts and thrift holding companies with total assets of less than $250 million. Cumulative total return on the Common Stock or the index equals the total increase in value since February 9, 1998 assuming reinvestment of all dividends paid into the Common Stock or the index, respectively. The graph was prepared assuming that $100 was invested on February 9, 1998 in the Common Stock, and the securities included in the indexes.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   FEBRUARY 9, 1998 THROUGH DECEMBER 31, 1999

                                               PERIOD ENDING
                          ----------------------------------------------------
INDEX                       02/09/98    06/30/98  12/31/98  06/30/99  12/31/99
------------------------------------------------------------------------------
HopFed Bancorp, Inc.          100.00     112.26    103.15    132.97    119.51
NASDAQ - Total US             100.00     111.61    130.79    160.07    237.69
SNL <$250M Thrift Index       100.00     101.06     81.96     80.35     76.98

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 1999, all such filing requirements were complied with, except that initial statements of beneficial ownership were not filed by Harry J. Dempsey and Gilbert E. Lee and a report of change in beneficial ownership was not filed by Walton G. Ezell, but such reports were subsequently filed.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     York, Neel & Co. - Hopkinsville, LLP served as the Company's and the Bank's independent auditors for the year ended December 31, 1999. The Board of Directors presently intends to renew the Company's arrangement with York, Neel & Co. - Hopkinsville, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000. A representative of York, Neel & Co. - Hopkinsville, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a stockholder notifies the Company after April 10, 2000 of such stockholder's intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

     The Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy statement and proxy relating to the 2001 annual meeting of stockholders of the Company, which will be held on or about May 9, 2001, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky no later than December 21, 2000. With respect to the 2001 annual meeting of stockholders of the Company, if notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, is not received by April 9, 2001, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HOPFED BANCORP, INC., 2700 FORT CAMPBELL BOULEVARD, HOPKINSVILLE, KENTUCKY.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             BOYD M. CLARK
                                             SECRETARY

Hopkinsville, Kentucky
April 20, 2000

                                 REVOCABLE PROXY
                              HOPFED BANCORP, INC.
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2000

                        -------------------------------


     The undersigned stockholder of HopFed Bancorp, Inc. (the "Company") hereby appoints Gilbert E. Lee and Walton G. Ezell, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of Hopkinsville Federal Savings Bank, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky on Wednesday, May 10, 2000 at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

                                                                    VOTE
                                                   FOR            WITHHELD
                                                   ---            --------

I.   Election as director of nominee               [ ]               [ ]
     listed below.

                  Peggy R. Noel

II. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

     The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders.

Dated:                        , 2000
       ----------------- -----



--------------------------------------    --------------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER



--------------------------------------    --------------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------